    As filed with the Securities and Exchange Commission on August 20, 1997
                                                     Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             _____________________

                            CALCOMP TECHNOLOGY, INC.
               (Exact Name of Issuer as Specified in Its Charter)

       DELAWARE                                                   06-0888312
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                           2411 WEST LA PALMA AVENUE
                          ANAHEIM, CALIFORNIA  92803
                                (714) 821-2000
         (Address and Telephone Number of Principal Executive Offices)
                             ______________________

                           SUMMAGRAPHICS CORPORATION
                                1987 STOCK PLAN
                            (Full Title of the Plan)
                             _____________________

                            WILLIAM F. PORTER, JR.
                           2411 WEST LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA  92803
                                 (714) 821-2000
(Name, Address and Telephone Number, including Area Code, of Agent For Service)

=================================================================================================
                                 CALCULATION OF REGISTRATION FEE
=================================================================================================
TITLE OF SECURITIES          AMOUNT TO BE   PROPOSED MAXIMUM      PROPOSED MAXIMUM    AMOUNT OF
 TO BE REGISTERED             REGISTERED     OFFERING PRICE          AGGREGATE       REGISTRATION
                                              PER SHARE(1)         OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share..........     513,800         $4.625                $2,376,325         $721
=================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low sales prices of the Common Stock of CalComp Technology, Inc. on August 15, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which have been previously filed by CalComp Technology, Inc. ("Company") with the Securities and Exchange Commission ("Commission"), are hereby incorporated herein by reference:

          (a) the Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

          (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (c) the description of the Company's Common Stock which is contained in the registration statement filed by the Company under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Delaware General Corporation Law (the "DGCL"), as presently in effect, provides that a director, officer, employee or other agent ("Agent") of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any proceeding brought by reason of the fact that he is or was an Agent of the corporation ("Proceeding"), (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any Proceeding (other than a Proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense of a Proceeding brought by or in the right of the corporation even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made under the circumstances described in clause (iii) if the Agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and
(iii) above (unless ordered by a court) may be made only as authorized in the specific case upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or
(iii) the stockholders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses incurred by an officer or director in defending a Proceeding may be advanced by the corporation prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the person to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

          The Company's Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The Company is required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Company. In addition, the Company's Certificate of Incorporation limits the liability of directors for monetary damages in connection with a breach of fiduciary duty to the fullest extent permitted by the DGCL.

          The Company's Bylaws generally require the Company to indemnify, as well as to advance expenses, to its directors and its officers, employees and other agents to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended.

          The Company, through its majority shareholder, maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Company.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, ("1933 Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          5.1       Opinion of Hewitt & McGuire, LLP

          23.1      Consent of Ernst & Young LLP

          23.2      Consent of Hewitt & McGuire, LLP (included in Exhibit 5.1)

ITEM 9.   UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total value of securities offered would not exceed that which is registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on August 20, 1997.


                                       CALCOMP TECHNOLOGY, INC.,
                                       a Delaware corporation


                                       By: /s/ JOHN C. BATTERTON
                                           ------------------------
                                           John C. Batterton
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                              Title                         Date
           ---------                              -----                         ----
                                     Chairman of the Board                  August   , 1997
--------------------------------
Arthur E. Johnson


/s/ JOHN C. BATTERTON                Chief Executive Officer (principal     August 20, 1997
--------------------------------     executive officer), President and
John C. Batterton                    Director



/s/ JOHN J. MILLERICK                Senior Vice President and Chief        August 20, 1997
--------------------------------     Financial Officer (principal
John J. Millerick                    accounting and financial
                                     officer)


/s/ GARY P. MANN                     Director                               August 20, 1997
--------------------------------
Gary P. Mann


/s/ TERRY F. POWELL                  Director                               August 20, 1997
--------------------------------
Terry F. Powell


                                     Director                               August   , 1997
--------------------------------
Gerald W. Schaefer


/s/ NEIL A. KNOX                     Director                               August 20, 1997
--------------------------------
Neil A. Knox


/s/ KENNETH R. RATCLIFFE             Director                               August 20, 1997
--------------------------------
Kenneth R. Ratcliffe


/s/ WALTER E. SKOWRONSKI             Director                               August 20, 1997
--------------------------------
Walter E. Skowronski

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                              Exhibit
--------------                              -------
     5.1         Opinion of Hewitt & McGuire, LLP
    23.1         Consent of Ernst & Young LLP
    23.2         Consent of Hewitt & McGuire, LLP (included in Exhibit 5.1)